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OWOSSO CORPORATION
EXHIBIT 11
COMPUTATION OF PER SHARE EARNINGS
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
                                                                               Year Ended
                                                            ----------------------------------------------
                                                            October 25,       October 26,      October 27,
                                                               1998              1997             1996
BASIC:

Net (loss) income available for common stockholders         $ (368,000)       $1,504,000       $ (177,000)
                                                            ==========        ==========       ==========
Weighted average number of
          common shares outstanding                          5,813,000         5,809,000        5,839,000
                                                            ==========        ==========       ==========

Basic (loss) income per common share                        $    (0.06)           $ 0.26          $ (0.03)
                                                            ==========        ==========       ==========

DILUTED:

Net (loss) income available for common stockholders         $ (368,000)       $1,504,000       $ (177,000)
                                                            ==========        ==========       ==========

Weighted average number of
   common shares outstanding                                 5,813,000         5,809,000        5,839,000

Dilutive effect of stock options                                     -            18,000                -
                                                            ----------        ----------       ----------

Weighted average number of shares outstanding                5,813,000         5,827,000        5,839,000
                                                            ==========        ==========       ==========

Diluted (loss) income per common share                      $    (0.06)           $ 0.26          $ (0.03)
                                                            ==========        ==========       ==========
